Exhibit 10.16
SECOND AMENDMENT TO
ALON USA OPERATING, INC.
INCENTIVE STOCK OPTION AGREEMENT
     This Amendment is entered into as of November 4, 2008, by and between Alon USA Operating, Inc., a Delaware corporation (the “Corporation”), and Jeff D. Morris (the “Participant”). Terms not defined in this Amendment will have the meaning set forth in the Incentive Stock Option Agreement described below.
     WHEREAS, the Corporation and the Participant entered into an Incentive Stock Option Agreement dated as of July 31, 2000 (the “Agreement”), pursuant to which the Corporation granted to the Participant an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code to purchase 3,033.4 shares of Common Stock; and
     WHEREAS, the Corporation and the Participant wish to amend the Agreement to assure that the Option does not constitute a deferral of compensation subject to Section 409A of the Code.
     NOW, THEREFORE, the parties agree as follows:
     1. With respect to any portion of the Option that vests and becomes exercisable in a calendar year after 2007, the Participant must exercise that portion of the Option (including any portion that exceeds the $100,000 limit of Section 422(d) of the Code) by the earlier of the maximum exercise period set forth in Section 2 or Section 5 of the Agreement, whichever applies, or March 15 of the calendar year immediately following the calendar year in which such portion of the Option vested. To the extent not exercised within the time period set forth in the preceding sentence, the portion of the Option that was exercisable will expire.
     2. Notwithstanding any provision of the Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to the Agreement as the Company deems necessary or desirable solely to avoid the imposition of taxes or penalties under Section 409A.
     3. The provisions of this Amendment supersede and replace in their entirety any conflicting provision set forth in the Agreement, including Exhibit A to the Agreement.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ALON USA OPERATING, INC.		PARTICIPANT

By:	/s/ David Wiessman	/s/ Jeff D. Morris
	Name: David Wiessman	Jeff D. Morris
Title: Executive Chairman